SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                     SHARES PURCHASED     AVERAGE
                        DATE             SOLD(-)          PRICE(2)
 COMMON STOCK-OIL DRI CORP
          GAMCO ASSET MANAGEMENT INC.
                       4/19/06            5,400-           21.9199
                       4/13/06            6,800-           21.5315
          GABELLI FUNDS, LLC.
               GABELLI SMALL CAP GROWTH FUND
                       5/05/06            5,000-           21.2858

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NYSE.

(2) PRICE EXCLUDES COMMISSION.